Exhibit 99.2

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of JDS Uniphase Corporation Employee 401(k) Retirement Plan (the “Plan”) for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Ronald C. Foster, Co-Chairman and Chief Executive Officer of JDS Uniphase Corporation (the “Company”), hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan at the dates and for the periods indicated.

June 20, 2003	/s/ Ronald C. Foster
Date:	By: Ronald C. Foster
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.